Exhibit 1K-6.12

Certain identified information has been excluded from this exhibit because it is both not material and is the type of information that the registrant customarily and actually treats as private or confidential. Omissions are indicated by brackets containing asterisks: [*]

Medical Equipment Supply Capsule Purchase Agreement

This Medical Equipment Supply and Capsule Purchase Agreement (the

“Agreement”) is entered into as of the date of last signature (the “Effective Date”) by and between AnX Robotica Corp at 6010 West Spring Creek Pkwy, Plano Texas

75024 (hereinafter “COMPANY”) and First Vitals Inc. with headquarters at

2605 Camino Tassajara #2500, Danville, CA 94526 (hereinafter “CUSTOMER”).

CUSTOMER includes all USA facilities and international sites which have a specific name and address are listed in EXHIBIT D (for clarification any site that is listed as a country or a TBD is not included in this Agreement but may be added by addendum signed by both COMPANY and CUSTOMER). Together COMPANY and CUSTOMER may hereinafter be referred to together as “Parties” or individually as “Party”.

As COMPANY is a developer, manufacturer and supplier of

gastrointestinal diagnostic devices, and

CUSTOMER is a caregiver in the GI wellness market providing concierge,

functional, integrative practices focused on proactive gastrointestinal health monitoring.

Now therefore,

CUSTOMER wishes to engage the COMPANY to supply disposables and equipment (hereinafter referred to as “Products”) and COMPANY wishes to supply CUSTOMER with the Products per the terms below.

1.0 Products and Pricing:

COMPANY agrees to provide the equipment to CUSTOMER as listed in EXHIBIT A attached hereto (hereinafter referred to collectively as “Inclusive Equipment”) without initial capital cost to CUSTOMER for its United States of America locations. COMPANY continues to own the Inclusive Equipment for the duration of the Agreement. The

CUSTOMER lease costs [***] for the Inclusive

Equipment is inclusive in the purchase price of each purchased disposable product which is reflected in EXHIBIT B attached to this Agreement. This lease cost component shall be separately stated on all invoices for transparency and cost reporting purposes.

COMPANY agrees to provide the equipment to CUSTOMER as listed in EXHIBIT C attached hereto (hereinafter referred to collectively as “Purchase Equipment”) with initial capital cost to CUSTOMER for its United States of America locations. The

Purchase Equipment after purchase by CUSTOMER will be owned by CUSTOMER.

COMPANY will sell to CUSTOMER the disposable products for CUSTOMER’s United

States of America locations (hereinafter “Disposables”) as listed in EXHIBIT B at the prices attached hereto.

Outside of the United States of America locations will be discussed, negotiated and may be incorporated into an amendment to this Agreement pending each country legal,

regulatory, import/export regulations and other CUSTOMER and COMPANY items upon written agreement by both Parties. CUSTOMER initially has plans to expand to countries listed in EXHIBIT D which may be reduced or expanded upon.

2.0 Term:

This Agreement shall take effect on the date of final signature to this Agreement including an initial combination order of [***].

The term of this Agreement is a two (2) year period starting at the date of the last signature to this Agreement and ending seven hundred thirty (730) days later.

CUSTOMER will purchase its Disposables requirements from COMPANY, subject to

COMPANY's ability to meet CUSTOMER's delivery requirements defined in this

Agreement and usual quality standards for the purchased products. This Agreement will automatically extend for two (2) additional two (2) year terms unless either Party provides written notice of non-renewal at least ninety (90) days prior to the end of the then-current term. Prices will be adjusted to reflect Consumer Price Index (CPI) at each of the extensions to the term, provided that any price increase shall not exceed five percent (5%) per year.

Either Party may terminate this Agreement for cause which includes: (a) CUSTOMER's failure to make payments when due, provided such failure continues for fifteen (15) days after written notice from COMPANY; (b) COMPANY's failure to deliver product within 30 days of requested delivery date; (c) either Party's bankruptcy or insolvency; (d) changes in law which make this Agreement invalid or excessively difficult to continue; (e) a

Party’s loss of government authority to perform services; (f) CUSTOMER's transfer of

Products to a country on the USA list of restricted countries; or (g) a material breach by either Party that remains uncured for thirty (30) days following written notice of such breach. Either Party may also terminate this Agreement without cause upon at least ninety (90) days' written notice prior to the end of the then-current term.

Upon termination, CUSTOMER agrees to return any COMPANY owned Inclusive

Equipment to COMPANY within thirty (30) days at CUSTOMER cost however

CUSTOMER shall not be responsible for return costs if termination is due to

COMPANY's breach or failure to perform.

3.0 Payment Terms:

Upon delivery and acceptance by CUSTOMER, CUSTOMER will own the

Disposables and any Purchase Equipment. Risk of loss shall transfer to

CUSTOMER upon delivery to CUSTOMER's designated location. CUSTOMER will make payment within thirty (30) days of receipt of an undisputed invoice by direct deposit electronic transfer with details COMPANY will supply to CUSTOMER.

Credit card payments are accepted; however, in the event CUSTOMER chooses to pay with a credit card, an additional fee not to exceed the actual cost incurred by

COMPANY for credit card processing shall be paid by CUSTOMER.

4.0 Discounts:

Each Party acknowledges that COMPANY is providing a discount on the purchase price of Disposables under this Agreement in an amount appropriate to cover the Equipment usage and service provided under this Agreement. CUSTOMER agrees to report such a discount on all applicable cost reports. The Parties intend and believe that this

Agreement complies with the exceptions to the Medicare and Medicaid Anti-Kickback statute set forth at 42 U.S.C. § 1320a-7b(b)(3) (the "AKS") and the "Safe Harbor"

regulations regarding discounts set forth in 42 C.F.R. § 1001.952(h)(the "Discount Safe

Harbor"). Each Party will maintain all documents necessary and take all additional steps necessary to ensure necessary compliance with the AKS and the Discount Safe

Harbor and to facilitate accurate cost and price reporting relating to the Products. If requested by any state or federal agency, each Party will provide all information concerning the discounts that have been provided under this Agreement.

5.0 Equipment maintenance and location:

CUSTOMER shall maintain the Inclusive Equipment in working order and use it for its intended purpose only. CUSTOMER is responsible for any damage to or loss of the

Inclusive Equipment resulting from CUSTOMER's negligence, misuse, or failure to follow COMPANY's maintenance instructions, except for damage resulting from normal wear and tear, manufacturing defects, or damage occurring during shipping or delivery by COMPANY or its carriers. CUSTOMER will utilize the Inclusive Equipment only for purposes of examination for CUSTOMER’s patients and agrees not to transfer

Inclusive Equipment permanently or temporarily to any third party or location for any reason whatsoever. The CUSTOMER agrees that it shall follow all cleaning, operating and maintenance procedures of the Inclusive Equipment as described in the user’s manuals, instructions of COMPANY personnel and in accordance with any laws of its jurisdiction. For Inclusive Equipment, COMPANY will repair or replace equipment for normal and reasonable wear and tear.

6.0 Warrants and Compliance:

The COMPANY warrants that it shall deliver its best effort to provide quality products and service to the CUSTOMER and that its employees or representatives are qualified to perform the services required by the CUSTOMER.

If COMPANY provides services at any CUSTOMER’s site, COMPANY shall comply, and cause its employees, agents and subcontractors to comply, with all of

CUSTOMER’s policies that are brought to COMPANY's attention from time to time. COMPANY will immediately remove from CUSTOMER facilities and replace any personnel who are unsatisfactory to CUSTOMER for any reason.

7.0 Privacy:

The Parties shall treat as private and confidential, in accordance with all applicable federal, state and local laws, rules and regulations governing the privacy, confidentiality,

and disclosure requirements, of individually identifiable health information, including, the applicable provisions of the Health Insurance Portability and Accountability Act of 1996,

and any regulations and official guidance promulgated thereunder (collectively,

“HIPAA”), as amended by the Health Information Technology for Economic and Clinical

Health Act (HITECH), all individually identifiable health information used or disclosed pursuant to this Agreement. The Parties agree to take such additional steps, and/or to negotiate in good faith such amendments to this Agreement, as may be necessary to ensure that each such Party is and at all times remains in compliance with all applicable federal, state and local laws, rules and regulations, including, without limitation, HIPAA.

All Parties to this Agreement shall treat the terms of this Agreement as strictly confidential,

except as required by law, regulation, court order, or as necessary to enforce the terms of this Agreement. Any material unauthorized disclosure of the terms of this Agreement shall be deemed a breach of the Agreement, subject to the cure provisions in Section 1.0.

8.0 Liability:

Each Party shall be liable for its own negligence and misconduct. CUSTOMER hereby agrees to indemnify, defend and hold harmless COMPANY and its respective parents,

subsidiaries, affiliates, directors, officers, employees, agents, and insurers from and against any and all third-party claims, demands, actions, losses, expenses, damages,

liabilities, costs (including, without limitation, interest, penalties and reasonable experts’

and attorneys’ fees) and judgments (each, a “Claim” and collectively, “Claims”), in whatever jurisdiction brought, under either federal or state law, arising out of or substantially related to: (a) alleged bodily injury, wrongful death, property damage or any other damage or injury caused by CUSTOMER's negligence, willful misconduct, misuse of the Products, or failure to follow COMPANY's written instructions and applicable laws in connection with use of any of the Products covered by this Agreement, but excluding any claims arising from defects in the Products, COMPANY's negligence, COMPANY's breach of its obligations under this Agreement, or any claims arising from COMPANY's failure to comply with applicable laws or regulations. COMPANY hereby agrees to indemnify, defend and hold harmless CUSTOMER and its respective parents,

subsidiaries, affiliates, directors, officers, employees, agents, and insurers from and against any and all third-party Claims arising out of or substantially related to: (i) defects in the Products; (ii) COMPANY's negligence or willful misconduct; (iii) COMPANY's breach of this Agreement; or (iv) COMPANY's failure to comply with applicable laws or regulations.

9.0 Notices:

All notices, demands and other communications hereunder shall be in writing and shall be effective if hand delivered against receipt, delivered by overnight mail or sent by registered or certified mail, return receipt requested, postage prepaid or email (proof on upon which a return email is received from the other Party).

10.0 Initial Purchase

CUSTOMER agrees to enter into a binding purchase order committing to the purchase of [***] which delivery will be within a twelve (12) month period commencing on the effective date of such blanket purchase order (the “Commitment Period”).

The blanket purchase order shall reflect the applicable [***] tier pricing for this initial purchase set forth in Exhibit B, subject to the reconciliation provisions below.

CUSTOMER shall have the right to take delivery of and therefore draw down inventory on an as-needed basis during the Commitment Period. COMPANY shall drop ship

Disposables directly to locations in the United States or such other locations as designated by CUSTOMER in writing for each drawdown order. COMPANY shall not require CUSTOMER to take physical delivery of the full committed quantity at the outset,

provided that cumulative shipments are tracked against the committed volume.

COMPANY shall provide CUSTOMER with a written report on a quarterly basis showing cumulative deliveries to date and remaining commitment balance.

C. Pricing Reconciliation and Chargeback

Within thirty (30) days following the conclusion of the twelve (12) month Commitment

Period, the Parties shall reconcile the actual cumulative number of ten-pack boxes purchased and delivered during the Commitment Period. COMPANY shall initiate the reconciliation process and provide CUSTOMER with documentation supporting the reconciliation calculations.

1. If CUSTOMER meets or exceeds the [***] commitment, all Disposables purchased and delivered during the Commitment Period shall remain priced at the [***] tier.

2. If CUSTOMER does not meet the [***] commitment due to reasons within CUSTOMER's control, pricing for all Disposables purchased and delivered during the Commitment Period shall be retroactively adjusted to the applicable tier based on actual cumulative deliveries, as set forth in Exhibit B. However, if

CUSTOMER fails to meet the commitment due to COMPANY's failure to deliver,

product defects, product regulatory issues, or other reasons due to COMPANY performance, no retroactive pricing adjustment shall apply.

COMPANY shall issue a reconciliation invoice within sixty (60) days following the end of the Commitment Period, reflecting the price difference between the [***] pricing and the applicable achieved tier pricing, along with supporting documentation showing all deliveries and calculations. CUSTOMER shall have thirty (30) days after receipt of a reconciliation invoice to review and dispute any portion of such invoice. CUSTOMER shall remit payment for any undisputed amounts within thirty (30) days of receipt of the invoice, and any disputed amounts shall be resolved in accordance with the dispute resolution provisions of this Agreement.

D. No Penalty; Tier-Based Adjustment Only

The Parties agree that any chargeback under this Section is a pricing adjustment only and shall not constitute a penalty, liquidated damages, or termination event.

11.0 Non-Circumvention; No Bypass of Customer Accounts

A. No Bypass of Customer Accounts

During the Term of this Agreement and for a period of twelve (12) months following termination or expiration, COMPANY shall not knowingly solicit, market to, contract with, or sell Products to any customer account that is onboarded or supplied by CUSTOMER (each, a “Customer

Account” as defined in Section 10.0B), for the intentional purpose of bypassing CUSTOMER or diverting revenue that would otherwise flow through CUSTOMER.

B. Definition of Customer Accounts

For purposes of this Section, “Customer Account” includes any physician practice, clinic,

wellness practice, integrative or functional medicine provider, or outpatient GI provider that:

1. Has a bona fide written and signed contractual relationship with CUSTOMER that predates any existing supply relationship between such entity and COMPANY, as evidenced by written notice provided by CUSTOMER to COMPANY; and

2. Purchases or has purchased Products from COMPANY through CUSTOMER related to this Agreement within the preceding twelve (12) months; and

3. is identified by CUSTOMER in writing to COMPANY as an active account or an account with in process negotiation and does not have a current relationship with COMPANY,

and

4. Is not currently an active account of COMPANY or in active negotiation with

COMPANY or its distributors.

CUSTOMER may update the list of Customer Accounts from time to time upon written notice to

COMPANY along with supporting documentation as set forth in Section 11.0(B) of this

Agreement, and COMPANY may acknowledge receipt of such notice within thirty (30) calendar days. The updated list shall become effective upon COMPANY's receipt and acceptance of such notice with written notice to CUSTOMER.

C. Permitted Conduct; Existing Relationships

Nothing in this Section shall prohibit COMPANY from continuing to sell Products anywhere in the world to any customer or potential customer which is not a Customer Account, provided that such sales are not used to circumvent CUSTOMER with respect to Customer Accounts that meet the standards set forth in Section 11.0(B) above.

D. Survival

The obligations set forth in Sections 7.0, 8.0, 9.0, 11.0(D), 12.0 shall survive termination or expiration of this Agreement for a period of twelve (12) months with respect to Customer

Accounts established during the Term. Notwithstanding the foregoing, obligations relating to confidentiality shall survive for three (3) years, and obligations relating to indemnification,

limitation of liability, and intellectual property rights shall survive indefinitely.

12.0 Governing Law:

This Agreement shall be governed by the laws of the state of Texas. Any dispute arising out of or relating to this Agreement shall first be subject to good faith negotiations between the Parties for a period of thirty (30) days. If the dispute remains unresolved after such period, it shall be settled exclusively through binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration

Association, with the arbitration to be conducted in Texas. TO THE EXTENT

PERMITTED BY APPLICABLE LAW, EACH PARTY HEREBY KNOWINGLY,

VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A

TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF OR RELATING TO THIS

AGREEMENT. EACH PARTY CERTIFIES THAT NO REPRESENTATIVE OF THE

OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH

OTHER PARTY WOULD NOT SEEK TO ENFORCE THIS WAIVER IN THE EVENT

OF LITIGATION.

Now therefore, IN WITNESS THEREOF, the Parties have executed this Agreement as of the final date of signature.

CUSTOMER:

By: _________________________________

Name: _ ____________

Title: ________________________________

Date: ________________________________

COMPANY: ANX ROBOTICS CORP.

By: /s/ Kevin Rubey

Name: Kevin Rubey

Title: Co-Founder and CSO

Date: _______________________________

February 8, 2026

Ernest G. Lee

CEO

February 9,2026

EXHIBIT A - Inclusive Equipment

Product Family	Product	REF	Qty
NaviCam SB Capsule System	System Kit / Recorder / Software	[***]	Each
NaviCam Esophageal System	ESO System Kit / Capsules	[***]	Each

EXHIBIT B - Disposables Pricing Tiers

SB / SBT Capsules Pricing Tiers

Cumulative 10-Pack Volume	Total Capsules at Top Band	Unit Price per Capsule
[***]	[***]	$[***]
[***]	[***]	$[***]
[***]	[***]	$[***]
[***]	[***]	$[***]
[***]	[***]	$[***]
[***]	[***]	$[***]

XS / XST Capsules Pricing Tiers

Cumulative 10-Pack Volume	Total Capsules at Top Band	Unit Price per Capsule
[***]	[***]	$[***]
[***]	[***]	$[***]
[***]	[***]	$[***]
[***]	[***]	$[***]
[***]	[***]	$[***]
[***]	[***]	$[***]

EXHIBIT C - Purchase Equipment

Product Family	Product	REF	Qty
NaviCam Xpress Stomach System	Xpress System	[***]	Each
NaviCam MCCE	Capsule Equipment	[***]	Each

MCCE - $[***]

Xpress - $[***]

Price is valid for [***] from the Effective Date. CUSTOMER shall have the right to purchase additional units at the same pricing during this period, subject to availability and the terms of Section 1.0. One [***]day trip to install and train CUSTOMER employees included. Extended Warranty available upon request and will be quoted separately. COMPANY agrees to provide CUSTOMER with pricing for Extended Warranty options at least [***] prior to expiration of the standard warranty period. Such pricing shall not exceed COMPANY's then-current standard warranty pricing by more than [***] and shall be subject to CUSTOMER's acceptance. Any ExtendedWarranty must be purchased within [***]. CUSTOMER may purchase the Extended Warranty at any time during this [***] period, and the Extended Warranty term shall commence upon expiration of the standard warranty period, regardless of when the Extended Warranty is purchased.

EXHIBIT D

(Customer Sites)

Customer USA sites:

1. GI Wellness Medical Clinic 360 N Bedford Dr., Beverly Hills, CA 90210

2. FirstVitals Health and Wellness Inc, 521 Ala Moana Blvd. #261, Honolulu, HI 96813

3. FirstVitals Inc (Corporate) 2605 Camino Tassajara #2500, Danville, CA 94526

Outside of USA prospective sites:

[***]

EXHIBIT E

(Preferred Customer Inclusions)

The Parties acknowledge that the provisions in this Exhibit E are entirely non-binding, aspirational, and create no enforceable obligations or duties of any kind. To the extent reasonably, economically and legally possible, CUSTOMER and COMPANY may choose to work together on the following topics, with meetings to be held bi-annually (every six months) if mutually agreed. Either Party may request additional meetings upon thirty (30) days' written notice, subject to the other Party's acceptance. Neither Party shall have any liability, obligation, or duty of any kind related to any of the objectives, discussions, or activities listed below, and no Party shall be deemed in breach of this Agreement for failure or refusal to participate in any such activities.

• Coordinate and support go-to-market positioning within the GI-Wellness segment

• Share data insights, if and only to the extent CUSTOMER or COMPANY chooses to do so at their sole discretion, subject to applicable regulatory and contractual constraints, including but not limited to HIPAA, the Texas Medical Records Privacy Act, state privacy laws, and any applicable international data protection regulations. CUSTOMER makes no commitment to share any data and retains all rights to its data.

• Development of operating procedures tailored to GI-Wellness clinical workflows

• Intellectual engagement to inform future product and service needs and enhancements, with the understanding that: (i) CUSTOMER retains all intellectual property rights in any ideas, suggestions, feedback, or information it provides; (ii) COMPANY retains all intellectual property rights in its products, services, and proprietary information; (iii) any intellectual property rights arising from joint collaboration shall be negotiated separately in a written agreement executed by both Parties prior to commencement of such collaboration; and (iv) absent such separate written agreement, no intellectual property rights are granted by either Party to the other

• Forecasted demand and market expansion needs and production support capability to align on volume needs and capacity

• Discussions about new products and services requested by CUSTOMER

• Discussions about new products and services available from COMPANY

• Review market trends and channel-specific performance

• Discuss any opportunity for co-developed products and technologies tailored to the GI-Wellness market, with the understanding that any such co-development would require a separate written agreement addressing intellectual property ownership, development costs, regulatory responsibilities, and commercialization rights prior to such discussions.

• Discuss any potential clinical validation, workflow optimization, and differentiated

Offerings

• Marketing support including private labeled marketing documents

• Private-label branding opportunities